MP1QP

                    Aetna Life Insurance and Annuity Company

                                   Endorsement

The Contract and Certificate are endorsed to permit the Contract to be used to fund a pension or profit sharing plan qualified under Section 401(a) of the Internal Revenue Code ("Code") and, if applicable, the Employee Retirement Income Security Act (ERISA). The following provisions apply and, in the case of a conflict with any provision in the Contract, this Endorsement controls.

Nontransferable. The Contract is nontransferable in accordance with Code Section 401(g). The Contract or any Account may not be sold, assigned, transferred or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, except pursuant to a qualified domestic relations order as described in Code Section 414(p). This restriction shall not apply to the trustee of any trust described in Code Section 401(a), which is exempt from tax under Section 501(a).

Certificate Holder. The Certificate Holder must be the employer sponsoring the plan or, if the plan has a trust, the trustee of such trust.

Participant. The Participant is the participant under the Code Section 401(a) plan on whose behalf the Account is maintained.

Annuitant.  The Annuitant is the Participant.

Beneficiary.  The Beneficiary is the Certificate Holder.

Death Benefit Options. Section 3.12 is deleted in its entirety. At the death of the Annuitant, Aetna will pay the death benefit amount, determined under Sections 3.11 and 3.06, as directed by the Certificate Holder. The Certificate Holder is responsible for complying with the minimum distribution requirements of Code Section 401(a)(9). The Certificate Holder may elect a lump sum payment, or periodic payments under a systematic distribution option or any of the Annuity options provided the election satisfies the Code minimum distribution rules. If the Account is subject to ERISA and the Certificate Holder directs payment to a non-spouse plan beneficiary, the Certificate Holder must certify to Aetna that the distribution complies with the waiver and spousal consent requirements of Code Section 417. In the absence of such certification, payment will be made to the Certificate Holder.

Distributions. The Certificate Holder may elect a lump sum payment, or periodic payments under a systematic distribution option or any of the Annuity options provided the election satisfies the Code minimum distribution rules. Any periodic payments will be paid only to the Certificate Holder, or to the Participant at the direction of the Certificate Holder. The Certificate Holder is responsible for complying with the minimum distribution requirements of Code
Section 401(a)(9).

If the Account is subject to ERISA and a distribution is made to a married Participant in a form other than a "Qualified Joint and Survivor Annuity," the Certificate Holder must certify to Aetna that the distribution complies with the waiver and spousal consent requirements of Code Section 417. In the absence of such certification, payment will be made to the Certificate Holder. A "Qualified Joint and Survivor Annuity" is an annuity payable for the joint lives of the Participant and spouse with at least 50% of the payment to continue to the surviving spouse after the Participant's death.

Annuity Purchase Rates. Gender-based annuity purchase rates do not apply to this Contract and Certificate. The tables provided in Addendum B apply.

Endorsed and made a part of the Contract and the Certificate as of the Effective Date or when the endorsement is approved, whichever is later.


                                        /s/Dan Kearney
                                        President
                                        Aetna Life Insurance and Annuity Company

                                                                         I-MP1QP

                    Aetna Life Insurance and Annuity Company

                                   Endorsement

The Contract is endorsed to permit its use to fund a pension or profit sharing plan qualified under Section 401(a) of the Internal Revenue Code ("Code") and, if applicable, the Employee Retirement Income Security Act (ERISA). The following provisions apply and, in the case of a conflict with any provision in the Contract, this Endorsement controls.

Nontransferable. The Contract is nontransferable in accordance with Code Section 401(g). The Contract may not be sold, assigned, transferred or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, except pursuant to a qualified domestic relations order as described in Code Section 414(p). This restriction shall not apply to the trustee of any trust described in Code Section 401(a), which is exempt from tax under Section 501(a).

Contract Holder. The Contract Holder must be the employer sponsoring the plan or, if the plan has a trust, the trustee of such trust.

Participant. The Participant is the participant under the Code Section 401(a) plan on whose behalf the Contract is maintained.

Annuitant.  The Annuitant is the Participant.

Beneficiary.  The Beneficiary is the Contract Holder.

Death Benefit Options. Section 3.12 is deleted in its entirety. At the death of the Annuitant, Aetna will pay the death benefit amount, determined under Sections 3.11 and 3.06, as directed by the Contract Holder. The Contract Holder is responsible for complying with the minimum distribution requirements of Code
Section 401(a)(9). The Contract Holder may elect a lump sum payment, or periodic payments under a systematic distribution option or any of the Annuity options provided the election satisfies the Code minimum distribution rules. If the Contract is subject to ERISA and the Contract Holder directs payment to a non-spouse plan beneficiary, the Contract Holder must certify to Aetna that the distribution complies with the waiver and spousal consent requirements of Code
Section 417. In the absence of such certification, payment will be made to the Contract Holder.

Distributions. The Contract Holder may elect a lump sum payment, or periodic payments under a systematic distribution option or any of the Annuity options provided the election satisfies the Code minimum distribution rules. Any periodic payments will be paid only to the Contract Holder, or to the Participant at the direction of the Contract Holder. The Contract Holder is responsible for complying with the minimum distribution requirements of Code
Section 401(a)(9).

If the Contract is subject to ERISA and a distribution is made to a married Participant in a form other than a "Qualified Joint and Survivor Annuity," the Contract Holder must certify to Aetna that the distribution complies with the waiver and spousal consent requirements of Code Section 417. In the absence of such certification, payment will be made to the Contract Holder. A "Qualified Joint and Survivor Annuity" is an annuity payable for the joint lives of the Participant and spouse with at least 50% of the payment to continue to the surviving spouse after the Participant's death.

Annuity Purchase Rates. Gender-based annuity purchase rates do not apply to this Contract. The tables provided in Addendum B apply.

Endorsed and made a part of the Contract as of the Effective Date or when the endorsement is approved, whichever is later.



                                       /s/Dan Kearney
                                       President
                                       Aetna Life Insurance and Annuity Company